UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2010
BioClinica, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.
     On December 15, 2010, BioClinica, Inc. (the “Company”) announced that its Board of Directors authorized a program to repurchase up to an aggregate of $2,000,000 of the Company’s common stock, par value $0.00025 per share (“Common Stock”), over a period of time not to exceed 18 months. Repurchases under the program may be made through open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18. The timing of any repurchases and the exact number of shares of Common Stock to be purchased will be determined by the Company’s management with approval by the Audit Committee of the Board of Directors, and will depend upon market conditions and other factors. The Company anticipates that the program will be funded using its cash on hand and cash generated from operations.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of BioClinica, Inc. dated December 17, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: December 17, 2010	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer